Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Gorman-Rupp Company 401(k) Plan of our reports dated March 9, 2015, with respect to the consolidated financial statements of The Gorman-Rupp Company, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

October 30, 2015